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                                                                   EXHIBIT 23.5



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of Lamar Advertising Company (the "Registrant") of our report dated September 17, 1998, relating to the financial statements of the Outdoor Advertising Division of Whiteco Industries, Inc., which report appears in the Registrant's filing on Form 8-K dated July 6, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


Chicago, Illinois                       /s/ BDO Seidman, LLP
February 8, 2000